Exhibit 99.1

MIVA, Inc.	Press Release
U.S. MIVA Investor Relations Contact
Peter Weinberg
peter.weinberg@miva.com
(239) 561-7229
MIVA Announces Second Quarter 2007 Results
Reports EBITDA loss of $0.2 Million, Excluding Estimated
$14.0 Million Non-Cash Impairment Charge
Sale of MIVA Small Business Completed August 1, 2007
FORT MYERS, FL. — August 6, 2007 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the second quarter ended June 30, 2007.
Second Quarter 2007 Results Summary:
•
Revenue of $39.6 million in Q2 2007, compared to revenue of $43.2 million in Q1 2007. MIVA Direct, our MIVA-owned primary traffic business, contributed 34.0% of total revenue in Q2 2007, compared to 31.3% in Q1 2007;

•	Gross margins of 52.5% in Q2 2007, compared to 52.9% in Q1 2007;

•	Estimated non-cash impairment charge related to goodwill for MIVA Media Europe in the amount of $14.0 million, or $(0.44) per basic share in Q2 2007;

•
EBITDA loss of $14.2 million in Q2 2007, which included the estimated $14.0 million non-cash impairment charge, the net $0.0 million restructuring charge and the $1.2 million non-cash compensation expense, compared to an EBITDA loss of $2.8 million in Q1 2007;

•
Positive Adjusted EBITDA of $1.0 million in Q2 2007, excluding the estimated $14.0 million non-cash impairment charge, the net $0.0 million restructuring charge and $1.2 million in non-cash compensation expense, compared to Adjusted EBITDA of $1.6 million in Q1 2007; and

•	GAAP net loss of $16.4 million or $(0.52) per basic share in Q2 2007, compared to GAAP net loss of $5.3 million or $(0.17) per basic share in Q1 2007.
“On a cash operating basis, our fundamentals have continued to improve due primarily to $16.0 million in annualized cost reductions, which are now behind us, and our ongoing mix-shift into higher-margin MIVA-owned primary traffic. During the second quarter we achieved positive Adjusted EBITDA of $1.0 million off an anticipated lower revenue base, maintained essentially flat gross margins and increased cash by $2.5 million sequentially,” said Peter Corrao, chief executive officer of MIVA.

“As we have said previously, 2007 is a transitional year. We expect to build on our overall progress in the coming quarters and realize margin expansion as a result of our plan to concentrate on more profitable toolbar growth, our ongoing initiative to scale out of unprofitable third-party ad network deals in Media E.U., and our ongoing revenue mix-shift. We expect to bottom out in revenue in Q3 2007 and then grow more profitable revenue in Q4 2007 and into next year.”
Second Quarter Results
Revenue was $39.6 million in Q2 2007, compared to revenue of $43.2 million in Q1 2007. MIVA Direct, our primary traffic business, contributed 34.0% of total revenue in Q2 2007, compared to 31.3% in Q1 2007. MIVA Direct’s revenue was flat sequentially from Q1 2007 to Q2 2007.
Gross margins were 52.5% in Q2 2007, compared to 52.9% in Q1 2007. Gross margins were essentially flat in Q2 2007, due primarily to the planned expiration of our high gross margin private label offering and the impact of unprofitable revenue share deals in Media E.U.
The Company recorded an estimated non-cash impairment charge related to goodwill for MIVA Media Europe in the amount of $14.0 million, or $(0.44) per basic share in Q2 2007. The final measurement of the impairment has yet to be completed; therefore as permitted by SFAS 142, the estimated impairment charge represents management’s current best estimate as to the actual impairment, which may be different than the estimated charge. Upon finalization of the actual impairment charge in Q3 2007, the Company will record any resulting change to the estimated charge. After recording the estimated impairment charge, MIVA Media Europe’s goodwill was eliminated.
Operating expenses were $37.5 million in Q2 2007, compared to $28.2 million in Q1 2007. The approximate $9.3 million increase in operating expenses included the estimated $14.0 million non-cash impairment charge, the net $0.0 million restructuring charge and approximately $1.6 million in incremental advertising spend for MIVA Direct. The net $0.0 million restructuring charge is a function of $0.5 million in charges from the Q2 2007 Perot outsourcing, due to one-time employee severance and related costs, offset by $0.5 million in favorability, due to lower settlement costs from the Q1 2007 restructuring.
Adjusting for the estimated $14.0 million non-cash impairment charge, the net $0.0 million restructuring charge and $1.6 million in incremental advertising spend, operating expenses were $21.9 million in Q2 2007, below adjusted Q1 2007 operating expenses of $25.1 million, which excluded $3.1 million in restructuring charges.

Q2 2007 operating expenses included $1.2 million in non-cash compensation expense. Q1 2007 operating expenses included a total of $2.1 million in non-cash compensation expense, of which $0.7 million was related to termination of employees and was included in the restructuring charge of $3.1 million. Accordingly, the portion of the non-cash compensation expense for Q1 2007 that was not accounted for in the restructuring charge was $1.4 million.
EBITDA was a loss of $14.2 million in Q2 2007, compared to an EBITDA loss of $2.8 million in Q1 2007. Q2 2007 EBITDA included the estimated $14.0 million non-cash impairment charge, the net $0.0 million restructuring charge, the $1.2 million non-cash compensation expense and approximately $1.6 million in incremental advertising spend for MIVA Direct. Q1 2007 EBITDA included the $3.1 million restructuring charge and $1.4 million non-cash compensation expense.
Adjusted EBITDA was $1.0 million in Q2 2007, compared to Adjusted EBITDA of $1.6 million in Q1 2007. Q2 Adjusted EBITDA excluded the estimated $14.0 million non-cash impairment charge, the net $0.0 million restructuring charge and $1.2 million in non-cash compensation expense. Q1 2007 Adjusted EBITDA excluded the $3.1 million restructuring charge and $1.4 million non-cash compensation expense.
GAAP net loss was $16.4 million or $(0.52) per basic share in Q2 2007. This compares to GAAP net loss of $5.3 million, or $(0.17) per basic share in Q1 2007.
Adjusted net income was $0.0 million or $0.00 per diluted share in Q2 2007, compared to Adjusted net income of $0.3 million or $0.01 per diluted share in Q1 2007. Q2 2007 Adjusted net income excluded the estimated $14.0 million non-cash impairment charge, $1.2 million in amortization, the net $0.0 million restructuring charge and $1.2 million non-cash compensation expense. Q1 2007 Adjusted net loss excluded $1.2 million in amortization, $3.1 million in restructuring charges and $1.4 million in non-cash compensation expense.
Cash and cash equivalents were $23.9 million at June 30, 2007, an increase of $2.5 million from March 31, 2007 cash of $21.4 million.
As of June 30, 2007, the Company had an active base of 265 full time employees, down from 346 at March 31, 2007, and 401 at December 31, 2006. The decrease from December 2006 is due primarily to the Company’s Q1 2007 restructuring and Q2 2007 Perot outsourcing plan.
Second Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q2’07	Q1’07	Q2’07	Q1’07	Q2’07	Q1’07	Q2’07	Q1’07
Media U.S.	$14.2	$15.2	230	254	31%	34%	60%	60%
Media E.U.	$11.5	$14.0	69	75	30%	33%	61%	59%
Direct(*)	$13.5	$13.5	—	—	94%	94%	—	—
Small Business/Other	$0.4	$0.5	—	—	96%	94%	—	—
Consolidated	$39.6	$43.2	299	329	53%	53%	60%	60%
(*) MIVA Direct’s gross margin excludes advertising spend of $9.1 million in Q2 2007 and $7.5 million in Q1 2007, which is included in consolidated operating expenses within the marketing, sales, and service category. The approximate $1.6 million increase in advertising spend did not yield the immediate anticipated results in toolbar growth and revenue. The Company expects to reduce ad spend in Q3 2007 as it focuses on more profitable toolbar growth. The total paid clicks metric does not reflect clicks generated through our MIVA-owned primary traffic business, MIVA Direct, including our toolbars.

Recent Developments
On August 1, 2007, the Company completed the asset sale of MIVA Small Business for $0.2 million in cash, net of liabilities assumed. The sale was structured to preserve certain net operating loss carry forwards (NOLs) for the Company. The sale reflects the Company’s strategy to focus on building consumer media and to transition away from non-core business operations.
Business Outlook
The Company is forecasting Q3 2007 revenue of approximately $38.0 to $39.0 million and Q4 2007 revenue of approximately $40.0 to $41.0 million.
The Company expects to achieve positive EBITDA in Q3 2007 of approximately $1.0 to $1.5 million and Q4 2007 EBITDA of approximately $2.5 to $3.0 million.
The Company expects cash and cash equivalents to be approximately $24.0 million as of September 30, 2007.
Management Conference Call
Management will participate in a conference call to discuss the full results for the Company on August 6, 2007, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.
A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg of MIVA, Inc. at peter.weinberg@miva.com.
MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures. In Q4 2006 and Q1 2007, MIVA calculated Adjusted EBITDA and Adjusted net income/loss without adding non-cash compensation expense to the calculation. Beginning in Q2 2007, MIVA calculates Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation to the calculation. Adjusted EBITDA and Adjusted net income/loss amounts for Q1 2007 referred to in this press release are calculated by adding non-cash compensation expense.
About MIVA®, Inc.
MIVA, Inc. is an online advertising and media company that operates across the US and Europe. MIVA’s mission is to deliver valuable digital audiences to advertisers, which is achieved through two distinct divisions: MIVA Media, which offers Pay-Per-Click Ads across both vertical and contextual networks and MIVA Direct, which offers display and toolbar advertising solutions and focuses on the development and monetization of consumer sites.
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe,” “expect” or “forecast’’ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill and other intangible asset impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006 and its most recent Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three and six month periods ended June 30, 2007 included in this press release is set forth below.
®Registered trademark of MIVA, Inc.
All other marks properties of their respective companies.

MIVA, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$39,595	$41,422	$82,751	$85,834
Cost of services	18,789	21,413	39,137	42,845

Gross profit	20,806	20,009	43,614	42,989

Operating expenses
Marketing, sales, and service	13,260	13,801	26,125	25,706
General and administrative	7,379	12,178	16,549	22,617
Product development	1,632	2,373	3,462	4,597
Impairment loss on goodwill	14,006	63,680	14,006	63,680
Amortization	1,228	2,258	2,463	4,452
Restructuring Charges	22	—	3,079	—

Total operating expenses	37,527	94,290	65,684	121,052

Loss from operations	(16,721)	(74,281)	(22,070)	(78,063)
Interest income, net	53	207	211	373
Exchange rate gain	195	67	248	90

Loss before provision for income taxes	(16,473)	(74,007)	(21,611)	(77,600)

Income tax expense (benefit)	(36)	(1,026)	148	(799)

Net loss	$(16,437)	$(72,981)	$(21,759)	$(76,801)

Loss per share
Basic	$(0.52)	$(2.29)	$(0.69)	$(2.44)

Diluted	$(0.52)	$(2.29)	$(0.69)	$(2.44)

Weighted-average number of common shares outstanding
Basic	31,765	31,830	31,677	31,511

Diluted	31,765	31,830	31,677	31,511

	Three Months	Three Months
	Ended	Ended
	June 30, 2007	March 31, 2007
	(unaudited)	(unaudited)
Revenues	$39,595	$43,156
Cost of services	18,789	20,348

Gross profit	20,806	22,808

Operating expenses
Marketing, sales, and service	13,260	12,865
General and administrative	7,379	9,170
Product development	1,632	1,830
Impairment loss on goodwill	14,006	—
Amortization	1,228	1,235
Restructuring charges	22	3,057

Total operating expenses	37,527	28,157

Loss from operations	(16,721)	(5,349)
Interest income, net	53	158
Exchange rate gain	195	53

Loss before provision for income taxes	(16,473)	(5,138)

Income tax expense (benefit)	(36)	184

Net loss	$(16,437)	$(5,322)

Loss per share
Basic	$(0.52)	$(0.17)

Diluted	$(0.52)	$(0.17)

Weighted-average number of common shares outstanding
Basic	31,765	31,526

Diluted	31,765	31,526

MIVA, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Additional information:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$989	$(3,604)	$2,629	$(3,133)

Adjusted net income (loss)	$24	$(8,584)	$378	$(9,507)

Adjusted net income (loss) per share	$0.00	$(0.27)	$0.01	$(0.30)

	Three Months	Three Months
	Ended	Ended
	June 30, 2007	March 31, 2007
Additional information:	(unaudited)	(unaudited)
Adjusted EBITDA	$989	$1,640

Adjusted net income (loss)	$24	$354

Adjusted net income (loss) per share	$0.00	$0.01

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(16,437)	$(72,981)	$(21,759)	$(76,801)
Interest income, net and exchange rate gain	(248)	(274)	(459)	(463)
Taxes	(36)	(1,026)	148	(799)
Depreciation	1,249	1,392	2,562	2,739
Amortization	1,228	2,258	2,463	4,452

EBITDA	(14,244)	(70,631)	(17,045)	(70,872)
Impairment loss on goodwill and other intangible assets	14,006	63,680	14,006	63,680
Non-cash compensation charge	1,205	3,347	2,589	4,969
Restructuring Charge	22	—	3,079	—
Gain on lease termination	—	—	—	(910)

Adjusted EBITDA	$989	$(3,604)	$2,629	$(3,133)

	Three Months	Three Months
	Ended	Ended
	June 30, 2007	March 31, 2007
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)
Net income (loss)	$(16,437)	$(5,322)
Interest income, net and exchange rate gain	(248)	(211)
Taxes	(36)	184
Depreciation	1,249	1,313
Amortization	1,228	1,235

EBITDA	(14,244)	(2,801)
Impairment loss on goodwill and other intangible assets	14,006	—
Non-cash compensation charge	1,205	1,384
Restructuring Charge	22	3,057

Adjusted EBITDA	$989	$1,640

	Three Months		Three Months	Six Months		Six Months
	Ended		Ended	Ended		Ended
	June 30, 2007		June 30, 2006	June 30, 2007		June 30, 2006
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(unaudited)		(unaudited)	(unaudited)		(unaudited)
Net income (loss)	$(16,437)		$(72,981)	$(21,759)		$(76,801)
Impairment loss on goodwill and other intangible assets	14,006		63,680	14,006		63,680
Amortization	1,228		2,258	2,463		4,452
Non-cash compensation charge	1,205		3,347	2,589		4,969
Gain on lease termination	—		—	—		(910)
Tax effect of above adjustments	—		(4,888)	—		(4,897)
Restructuring Charge	22		—	3,079		—

Adjusted net income (loss)	$24		$(8,584)	$378		$(9,507)

Adjusted net income (loss) per share	$0.00		$(0.27)	$0.01		$(0.30)
Shares used in per share calculation - diluted (*)	32,412	*	31,830	32,362	*	31,511

	Three Months		Three Months
	Ended		Ended
	June 30, 2007		March 31, 2007
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(unaudited)		(unaudited)
Net income (loss)	$(16,437)		$(5,322)
Impairment loss on goodwill and other intangible assets	14,006		—
Amortization	1,228		1,235
Non-cash compensation charge	1,205		1,384
Restructuring Charge	22		3,057 1

Adjusted net income (loss)	$24		$354

Adjusted net income (loss) per share	$0.00		$0.01
Shares used in per share calculation - diluted (*)	32,412	*	31,825	*
1 restructuring charge includes $0.4 million of non-cash compensation expense related to terminated employees

MIVA, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	June 30,	December 31,
	2007	2006
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$23,896	$29,588
Accounts receivable, less allowance for doubtful accounts of $940 and $1,299, respectively	17,617	20,654
Deferred tax assets	60	60
Income tax receivable	474	1,471
Prepaid expenses and other current assets	2,630	1,634

Total current assets	44,677	53,407

PROPERTY AND EQUIPMENT — NET	12,072	15,446
INTANGIBLE ASSETS
Goodwill	14,743	28,566
Vendor Agreements, net	1,511	1,704
Other intangible assets, net	5,067	6,098
OTHER ASSETS	1,103	1,081

Total assets	$79,173	$106,302

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$8,467	$14,829
Accrued expenses	13,655	15,599
Deferred revenue	3,377	3,210
Current portion of long-term debt	690	1,360

Total current liabilities	$26,189	$34,998

OTHER LONG-TERM LIABILITIES	1,142	395

Total liabilities	$27,331	$35,393

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 33,921 and 32,805, respectively; outstanding 32,211 and 31,512, respectively	34	33
Additional paid-in capital	264,578	259,353
Treasury stock; 1,710 and 1,293 shares at cost, respectively	(6,638)	(4,744)
Accumulated other comprehensive income	5,604	5,548
Deficit	(211,736)	(189,281)

Total stockholders’ equity	51,842	70,909

Total liabilities and stockholders’ equity	$79,173	$106,302